EXHIBIT 11 TO FORM 10-Q

                 BF ENTERPRISES, INC. AND SUBSIDIARIES

              COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                 (in thousands, except per share amounts)


                                                         Three Months Ended
                                                             March 31,
                                                         -------------------
                                                       1996             1995
                                                       ----             ----
Net Income                                           $  517           $  298
                                                     ------           ------
                                                     ------           ------
Weighted average number of
  shares outstanding:
Common stock                                          3,753            3,798
Common stock equivalents -
  stock options                                         245              217
                                                     ------           ------
                                                      3,998            4,015
                                                     ------           ------
                                                     ------           ------
Net income per share -
 based on weighted average number
 of shares of common stock
 and common stock equivalents                        $  .13           $  .07
                                                     ------           ------
                                                     ------           ------

(A) A computation of fully diluted per share amounts has been omitted since there was no dilution during the periods reported.